Exhibit 10.3

SECOND AMENDMENT TO

INTELSAT S.A.

2013 EQUITY INCENTIVE PLAN

The Intelsat S.A. 2013 Equity Incentive Plan (the “Plan”), as previously amended effective October 23, 2014, is hereby further amended, effective as of June 16, 2016 (the “Effective Date”), as follows:

1. Amendment to Section 5(b) of the Plan. Section 5(b) of the Plan is hereby amended by replacing, each time it appears therein, the number “10,000,000” with the number “20,000,000”. The revised Section 5(b) shall therefore read as follows in its entirety:

“Subject to Section 12 of the Plan, the following limitations apply to the grant of Awards: (i) no more than 20,000,000 shares of Common Stock may be delivered in the aggregate pursuant to Awards; (ii) no more than 1,500,000 shares of Common Stock in the aggregate (or the equivalent amount in cash, other securities or property) may be subject to grants of Awards to any single Participant during any calendar year; and (iii) no more than 20,000,000 shares of Common Stock may be delivered in the aggregate pursuant to the exercise of Incentive Stock Options.”

2. Effectiveness. In accordance with Section 14(a) of the Plan, the effectiveness of this Amendment is subject to the approval of the Company’s shareholders at the Company’s 2016 annual general meeting of shareholders. For the avoidance of doubt, if shareholder approval is not obtained, then this Amendment shall be void ab initio and of no force and effect.

3. Effect on the Plan. This Amendment shall not constitute a waiver, amendment or modification of any provision of the Plan not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Plan are and shall remain in full force and effect and are hereby ratified and confirmed. On and after the Effective Date, each reference in the Plan to “this Plan,” “herein,” “hereof,” “hereunder” or words of similar import shall mean and be a reference to the Plan as amended hereby. To the extent that a provision of this Amendment conflicts with or differs from a provision of the Plan, such provision of this Amendment shall prevail and govern for all purposes and in all respects.

IN WITNESS WHEREOF, the undersigned, being authorized by the Board of Directors to execute this Amendment in evidence of the adoption of this Amendment by the Board of Directors, has executed this Amendment as of the date first written above.

INTELSAT S.A.

By:	/s/ Michelle V. Bryan
Michelle V. Bryan
Executive Vice President, General Counsel and Chief Administrative Officer